UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material under § 240.14a-12

Community Bankers Trust Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[LOGO – COMMUNITY BANKERS TRUST CORPORATION]

Dear Shareholder:

You are cordially invited to attend the 2017 Annual Meeting of Shareholders of Community Bankers Trust Corporation to be held on Friday, May 19, 2017, at 10:00 a.m. at the Deep Run 3 Building, 9954 Mayland Drive, Richmond, Virginia 23233.

At the Annual Meeting, you will be asked to elect three directors for a term of three years. You will also be asked to approve an advisory resolution to endorse the Company’s executive compensation program and to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2017. Enclosed with this letter are a formal notice of the Annual Meeting, a proxy statement and a form of proxy.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please complete, sign, date and return the enclosed proxy promptly using the enclosed postage-paid envelope. The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy. You can also vote your shares by voting through the Internet or by telephone by following the instructions on your proxy card.

We hope that you will participate in the Annual Meeting, either in person or by proxy.

Sincerely,

/s/ Rex L. Smith, III

Rex L. Smith, III
President and Chief Executive Officer

Richmond, Virginia

April 17, 2017

COMMUNITY BANKERS TRUST CORPORATION

9954 Mayland Drive, Suite 2100

Richmond, Virginia 23233

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Community Bankers Trust Corporation will be held on Friday, May 19, 2017, at 10:00 a.m. local time, at the Deep Run 3 Building, 9954 Mayland Drive, Richmond, Virginia 23233, for the following purposes:

(1)	The election of three directors to a three-year term on the Board of Directors;

(2)	The approval of the following advisory (non-binding) resolution:

RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in the proxy statement for the 2017 Annual Meeting of Community Bankers Trust Corporation pursuant to the rules of the Securities and Exchange Commission.

(3)	The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2017; and

(4)	The transaction of any other business that may properly come before the meeting and any adjournments or postponements of the meeting.

If you were a shareholder of record at the close of business on March 22, 2017, then you are entitled to vote at the Company’s Annual Meeting and any adjournments or postponements of the meeting. You are also cordially invited to attend the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. You can vote your shares by completing and returning your proxy card or by voting through the Internet or by telephone by following the instructions on your proxy card. For additional details, please see the information under the heading “How do I vote?”.

By Order of the Board of Directors,

/s/ John M. Oakey, III

John M. Oakey, III
Secretary

April 17, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 19, 2017:

The proxy statement is available on the Company’s investor web site at www.cbtrustcorp.com.

PROXY STATEMENT

THE ANNUAL MEETING

This proxy statement is being furnished to the holders of common stock, par value $0.01 per share, of Community Bankers Trust Corporation, a Virginia corporation. Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the 2017 Annual Meeting of Shareholders. The Annual Meeting will be held at the Deep Run 3 Building, 9954 Mayland Drive, Richmond, Virginia 23233, on Friday, May 19, 2017, beginning at 10:00 a.m. local time, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible.

QUESTIONS AND ANSWERS ABOUT

THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

This proxy statement will be mailed to holders of the Company’s common stock on or about April 20, 2017. The Company’s Board of Directors is asking for your proxy. By giving the Company your proxy, you authorize the proxy holders (Rex L. Smith, III, Bruce E. Thomas and John M. Oakey, III) to vote your shares at the Annual Meeting according to the instructions that you provide. If the Annual Meeting adjourns or is postponed, your proxy will be used to vote your shares when the meeting reconvenes.

The Company’s 2016 Annual Report to Shareholders, which includes a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission, is being mailed to shareholders with this proxy statement.

May I attend the Annual Meeting?

All shareholders are invited to attend the meeting. It will be held on Friday, May 19, 2017, beginning at 10:00 a.m. local time, at the Deep Run 3 Building, 9954 Mayland Drive, Richmond, Virginia 23233.

Even if you plan to attend the Annual Meeting, please vote your proxy in advance through the Internet, by telephone or by mail.

Who is entitled to vote?

If you are a shareholder of the Company’s common stock at the close of business on the Record Date of March 22, 2017, you can vote. There were 21,970,773 shares of common stock outstanding and entitled to vote on that date. For each matter properly brought before the Annual Meeting, you have one vote for each share that you own.

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What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the “shareholder of record.” The Notice of Annual Meeting of Shareholders, this proxy statement and the 2016 Annual Report to Shareholders have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice of Annual Meeting of Shareholders, this proxy statement and the 2016 Annual Report to Shareholders have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the “shareholder of record.” As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares using the voting instruction card included in the mailing or by following the instructions on that card for voting by telephone or through the Internet.

How do I vote?

You may vote using any of the following methods:

•	Telephone – You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	Internet – You can vote by visiting the web site for Internet voting listed on your proxy card. Please have your proxy card available when you go online.

•	Mail – You can vote by signing and dating the proxy card and returning it in the enclosed postage-paid envelope.

•	In person – You may vote in person at the Annual Meeting.

A valid proxy, if not revoked or voted otherwise, will be voted FOR the election of the nominees for director named in this proxy statement, FOR the approval of a non-binding resolution to endorse the Company’s executive compensation program and FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2017.

If your shares are held in “street name,” do not follow the above instructions. Instead, follow the separate instructions provided by your broker, bank or other nominee.

Can I change my vote?

If you are a shareholder of record, you may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by

•	submitting a new proxy by telephone or through the Internet, after the date of the earlier voted proxy;

•	returning a signed proxy card dated later than your last proxy;

•	submitting a written revocation to the Secretary of Community Bankers Trust Corporation at 9954 Mayland Drive, Suite 2100, Richmond, Virginia 23233; or

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•	appearing in person and voting at the Annual Meeting.

If your shares are held in “street name” by your bank, broker or other nominee, you may revoke your proxy or change your vote only by following the separate instructions provided by your bank, broker or nominee.

To vote in person at the Annual Meeting, you must attend the meeting and cast your vote in accordance with the voting provisions established for the Annual Meeting. Attendance at the Annual Meeting without voting in accordance with the voting procedures will not in and of itself revoke a proxy. If your bank, broker or other nominee holds your shares and you want to attend and vote your shares at the Annual Meeting, you must bring a legal proxy signed by your bank, broker or nominee to the Annual Meeting.

What is a “quorum”?

A quorum consists of a majority of the outstanding shares of the Company’s common stock, as of the Record Date, present, or represented by proxy, at the meeting. A quorum is necessary to conduct business at the Annual Meeting. Inspectors of election will determine the presence of a quorum at the Annual Meeting. You are part of the quorum if you have voted by proxy. Shares for which the holder has abstained, or withheld the proxies’ authority to vote, on a matter count as shares present at the meeting for purposes of determining a quorum. Shares held by brokers that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present at the meeting.

How are votes counted?

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of common stock voted in the election of directors. Thus, those nominees receiving the greatest number of votes cast will be elected. You may vote “for” or “withhold” for the election of directors. Shares held by brokers that are not voted in the election of directors will have no effect on the election of directors.

The advisory (non-binding) resolution to endorse the Company’s executive compensation program will be approved if holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting vote in favor of the action.

The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm will be approved if holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting vote in favor of the action.

Abstentions and broker non-votes will not be considered cast either for or against a matter. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.

Will my shares be voted if I do not provide instructions to my broker?

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote the shares with respect to “non-discretionary” items (those shares are treated as “broker non-votes”).

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The election of directors and the approval of an advisory resolution to endorse the Company’s executive compensation program are “non-discretionary” items. The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2017 is a “discretionary” item.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible.

Who will count the vote?

The Company has engaged Continental Stock Transfer & Trust Company to serve as the inspector of elections for the Annual Meeting.

What does it mean if I get more than one proxy or voting instruction card?

If your shares are registered in more than one name or in more than one account, you will receive more than one card. Please complete and return all of the proxy or voting instruction cards that you receive (or vote by telephone or through the Internet all of the shares on all of the proxy or voting instruction cards received) to ensure that all of your shares are voted.

SOLICITATION OF PROXIES

The Company is soliciting the proxies associated with this proxy statement and will bear all costs of the solicitation. The Company may solicit proxies by mail, telephone, email, Internet, facsimile, press releases and in person. Solicitations may be made by directors, officers and associates of the Company, none of whom will receive additional compensation for such solicitations. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of its solicitation materials to the beneficial owners of the shares that they hold of record. The Company will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to customers.

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BENEFICIAL OWNERSHIP OF SECURITIES

Directors and Executive Officers

The following table sets forth information regarding beneficial ownership of the Company’s common stock, as of March 22, 2017 (which is the Record Date for the Annual Meeting), for each director, each of the individuals named in the Summary Compensation Table in the “Executive Compensation” section on page 28 below (who are referred to as the “named executive officers”) and the Company’s current directors and executive officers as a group.

Name	Shares of Common Stock (3)	Option Shares (4)	Total Shares of Common Stock Beneficially Owned	Percent of Class
NAMED EXECUTIVE OFFICERS
Rex L. Smith, III (1)	37,250	117,500	154,750	*
Bruce E. Thomas	14,922	61,250	76,172	*
Jeff R. Cantrell	3,200	61,250	64,450	*
Patricia M. Davis	1,200	42,500	43,700	*
John M. Oakey, III	18,000	86,250	104,250	*
DIRECTORS
Gerald F. Barber	16,290	—	16,290	*
Richard F. Bozard	149,412	—	149,412	*
William E. Hardy (2)	3,000	—	3,000	*
P. Emerson Hughes, Jr.	98,823	—	98,823	*
Troy A. Peery, Jr.	72,319	—	72,319	*
Eugene S. Putnam, Jr.	91,279	—	91,279	*
S. Waite Rawls III	37,355	—	37,355	*
John C. Watkins	104,746	—	104,746	*
Robin Traywick Williams	63,221	—	63,221	*
All current directors and executive officers as a group (15 persons)	726,744	447,000	1,173,744	5.2

*	Less than one percent of class, based on the total number of shares of common stock outstanding on March 22, 2017.
(1)	Mr. Smith is also a director.
(2)	Mr. Hardy became a director on March 17, 2017. Amount of shares of common stock does not include 391 shares to be awarded to him as director compensation for the period from March 17, 2017 to May 31, 2017, which shares had not been issued as of March 22, 2017.
(3)	Amounts include the following shares of common stock that the individual owns directly or indirectly through affiliated corporations, close relatives and dependent children or as custodians or trustees: Barber, 2,750 shares; Putnam, 25,000 shares; and Williams, 800 shares.
(4)	Amounts reflect shares of common stock that could be acquired through the exercise of stock options within 60 days after March 22, 2017.

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Principal Shareholders

The following table contains information regarding the persons or groups that the Company knows to beneficially own more than five percent of the Company’s common stock as of March 22, 2017.

	Shares of Common Stock Beneficially Owned
Name and Address	Number	Percent of Class
Castine Capital Management, LLC (1)	2,113,130	9.6
Paul Magidson
One Financial Center, 24th Floor
Boston, Massachusetts 02111
EJF Capital LLC (2)	1,744,935	7.9
Emanuel J. Friedman
EJF Financial Services Fund, LP
EJF Financial Services GP, LLC
2107 Wilson Boulevard, Suite 410
Arlington, Virginia 22201
Wellington Management Group LLP (3)	1,556,132	7.1
Wellington Group Holdings LLP
Wellington Investment Advisors Holdings LLP
Wellington Management Company LLP
280 Congress Street
Boston, Massachusetts 02210
Banc Fund VII, L.P. (4)	1,369,309	6.2
Banc Fund VIII, L.P.
Banc Fund IX, L.P.
20 North Wacker Drive, Suite 3300
Chicago, Illinois 60606

(1)	Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2017. The Schedule 13G/A reports that, as of December 31, 2016, Castine Capital Management, LLC, in its capacity as an investment adviser, and Paul Magidson, in his capacity as managing member of the investment adviser, have shared voting power and dispositive power with respect to 2,113,130 shares of common stock.

(2)	Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 23, 2016. The Schedule 13G/A reports that, as of December 31, 2015, EJF Financial Services Fund, LP, EJF Financial Services GP, LLC, in its capacity as general partner of the fund partnership and an investment manager of certain of its affiliates, EJF Capital LLC, in its capacity as the sole member of the general partner, and Emanuel J. Friedman, in his capacity as the controlling member of EJF Capital LLC, have shared voting power and dispositive power with respect to 1,744,935 shares of common stock. The number of shares beneficially owned has been confirmed in subsequent Schedule 13F filings.

(3)	Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2017. The Schedule 13G/A reports that, as of December 31, 2016, Wellington Management Company, LLP, in its capacity as an investment adviser, and the other three entities named in the table, each in its capacity as a holding company affiliated with the investment adviser, have shared voting power and dispositive power with respect to 1,556,132 shares of common stock.

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(4)	Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2017. The Schedule 13G reports that, as of December 31, 2016, Banc Fund VII, L.P., Banc Fund VIII, L.P. and Banc Fund IX, L.P. collectively have sole voting power and dispositive power with respect to 1,369,309 shares of common stock.

Stock Ownership Guidelines

In 2016, the Company adopted stock ownership guidelines for its executive officers. The ownership levels under these guidelines are 50,000 shares for the Chief Executive Officer and 25,000 shares for each of the Company’s other executive officers. The guidelines provide that each of the officers should achieve his or her designated level within five years from the adoption date of the guidelines. They further provide that, if the officer’s ownership is not at the designated level, the officer is required to retain all shares of common stock owned, including shares that are received as the result of the exercise of stock options or vesting of restricted stock. The guidelines permit the officer, however, to sell a portion of such shares to cover, as the case may be, the exercise price and income tax liability upon the exercise of stock options or the income tax liability upon the vesting of restricted stock.

Shares of common stock to be included in determining compliance with the designated level will include shares held individually and held jointly with spouse, but will not include shares that are held in any other form of beneficial ownership, such as in the capacity as a trustee or custodian.

The Nominating and Governance Committee of the Company’s Board of Directors will oversee, and thus monitor and enforce compliance with, the stock ownership guidelines. The Company has not adopted formal guidelines with respect to stock ownership by its directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who own more than 10% of its common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Executive officers, directors and greater-than-10% shareholders are required by regulation to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

Based on the Company’s review of the copies of those forms, and any amendments that it has received, and written representations from its executive officers and directors, the Company believes that all executive officers, directors and beneficial owners of more than 10% of its common stock complied with all of the filing requirements applicable to them with respect to transactions during the year ended December 31, 2016, except as set forth as follows. Form 4s for Richard F. Bozard were inadvertently not filed for four purchases of the Company’s common stock from January 2016 to October 2016. Such purchases, representing 4,411 shares of the Company’s common stock, were made by means of funds transfers, as directed by a prior automatic election request, in Mr. Bozard’s account with the Company’s non-qualified deferred compensation plan administered by the Virginia Bankers Association. A Form 4 for Robin Traywick Williams was not timely filed in February 2016 with respect to the purchase of 500 shares of the Company’s common stock earlier that month.

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CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws, as amended to date. Members of the Board are kept informed of the Company’s business through discussions with the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Director Independence

The Company’s Board of Directors has determined that the following nine of its 10 members are independent as defined by the listing standards of the NASDAQ Stock Market: Gerald F. Barber, Richard F. Bozard, William E. Hardy, P. Emerson Hughes, Jr., Troy A. Peery, Jr., Eugene S. Putnam, Jr., S. Waite Rawls III, John C. Watkins and Robin Traywick Williams. In reaching this conclusion, the Board of Directors considered whether the Company and its subsidiaries conduct business with companies of which certain members of the Board of Directors or members of their immediate families are or were directors or officers. The Board did not identify any such relationships, other than banking relationships.

Glenn F. Dozier, who served as a director until his resignation for health reasons on March 13, 2017, was also determined to be independent during 2016 and until his resignation.

See the “Certain Relationships and Related Transactions” section on page 37 for additional information on certain banking transactions with members of the Company’s Board of Directors.

Leadership Structure and Risk Oversight

To date, the Company has chosen not to combine the positions of the Chairman of the Board of Directors and the Chief Executive Officer. The Company believes that its leadership structure is appropriate because, by having an outside independent Chairman, there exists an improved degree of independence and balanced oversight of the management of the Board’s functions and its decision-making processes, including those processes relating to the maintenance of effective risk management programs. The Chief Executive Officer makes monthly reports to the Board, often at the suggestion of the Chairman of the Board or other directors, and he explains in detail to the Board the reasons for certain recommendations of the Company’s management.

The Board of Directors is responsible for setting an appropriate culture of compliance within the organization, for establishing clear policies regarding the management of key risks and for ensuring that these policies are adhered to in practice. The risks that are an inherent part of the Company’s business and operations include credit risk, market risk, operational risk, liquidity risk, fiduciary risk, regulatory risk, information security risk (including cyber risk), legal risk and reputational risk. The Board must have an appropriate understanding of the types of risks to which the organization is exposed, and the Board must ensure that the organization’s management is fully capable, qualified and properly motivated to manage the risks arising for the organization’s business activities in a manner that is consistent with the Board’s expectations. Likewise, management is responsible for communicating and reinforcing the compliance culture that the Board has established and for implementing measures to promote the culture throughout the organization.

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The Audit Committee of the Board of Directors is responsible for overseeing the Company’s risk management function on behalf of the Board. In carrying out this responsibility, the Audit Committee works closely with the Company’s Chief Risk Officer and Chief Internal Auditor and other members of the Company’s risk management and internal audit teams. The Audit Committee meets regularly with these individuals and receives an overview of findings from various risk management initiatives, including the Company’s enterprise risk management program, internal audits, Sarbanes-Oxley reports regarding internal controls over financial reporting and other regulatory compliance reports. The Company’s Chief Risk Officer, in particular, provides a comprehensive report to the Audit Committee regarding the Company’s key risks. While the Audit Committee has primary responsibility for overseeing risk management, the entire Board of Directors is actively involved in overseeing this function for the Company as, on a monthly basis, the Board receives a report from the Audit Committee’s chairman and discusses the risks that the Company is facing. These risks are also discussed with members of management.

Other committees of the Board of Directors consider the risks within their areas of responsibility. For example, the Compensation Committee considers the risks that may be inherent in the Company’s compensation programs for both executive officers and other associates. For additional information regarding the Compensation Committee, see the “Executive Compensation” section beginning on page 20 of this proxy statement.

The Board of Directors maintains an effective risk management program to address oversight, control and supervision of the Bank’s management, major operations and activities. With a focus on implementing cost-effective improvements to its risk management systems and to the other areas where improvements are needed, the Board of Directors and the management team are committed to continuous improvement and strengthening of the Company’s governance, risk management and control practices. As noted above, the Board of Directors and its committees regularly review and discuss risk management issues with management at each of their meetings.

Code of Ethics

The Company’s Board of Directors has approved a Code of Business Conduct and Ethics for directors, officers and all associates of the Company and its subsidiaries, including the Company’s principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Business Conduct and Ethics is available on the “Corporate Overview – Corporate Governance” page of the Company’s Internet web site at www.cbtrustcorp.com.

Board and Committee Meeting Attendance

There were 13 meetings of the Board of Directors in 2016. With one exception, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of which the director was a member in 2016. Mr. Dozier attended one meeting under that 75% level.

Independent Directors Meetings

Non-employee directors meet periodically outside of regularly scheduled Board meetings.

Committees of the Board

The Board of Directors has standing audit, nominating and compensation committees.

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Audit Committee

The Audit Committee assists the Board in the fulfillment of its oversight responsibilities with respect to the completeness and accuracy of the Company’s financial reporting and the adequacy and effectiveness of its financial and operating controls. The primary purpose of the Audit Committee is to provide independent and objective oversight with respect to the integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditors, the effectiveness of the Company’s internal control over financial reporting and compliance by the Company with legal and regulatory requirements. The Audit Committee also provides oversight of the Company’s risk management programs and activities and reviews the effectiveness of the Company’s process for managing and assessing risk. A copy of the Audit Committee’s charter is available on the “Corporate Overview – Corporate Governance” page of the Company’s Internet web site at www.cbtrustcorp.com.

The current members of the Audit Committee are Gerald F. Barber (Chair), William E. Hardy, Troy A. Peery, Jr., S. Waite Rawls III and Robin Traywick Williams. The Company’s Board of Directors has determined that each of Messrs. Barber, Hardy and Peery qualifies as an audit committee financial expert, as defined by the rules and regulations of the Securities and Exchange Commission, and that each member of the Audit Committee is independent, as independence for audit committee members is defined by the NASDAQ Stock Market’s listing standards.

The Audit Committee met eight times in 2016. For additional information regarding the Audit Committee, see the “Report of the Audit Committee” section beginning on page 41 of this proxy statement.

Compensation Committee

The Compensation Committee assists the Board in the fulfillment of its oversight responsibilities with respect to the Company’s executive compensation. The primary purpose of the Compensation Committee is to ensure that the compensation and benefits for senior management and the Board of Directors are fair and appropriate, are aligned with the interests of the Company’s shareholders and do not pose a risk to the financial health of the Company or its affiliates. A copy of the Compensation Committee’s charter is available on the “Corporate Overview – Corporate Governance” page of the Company’s Internet web site at www.cbtrustcorp.com.

The current members of the Compensation Committee are Eugene S. Putnam, Jr. (Chair), Troy A. Peery, Jr. and John C. Watkins. The Company’s Board of Directors has determined that each member of the Compensation Committee is independent, as defined by the NASDAQ Stock Market’s listing standards. The Compensation Committee met four times in 2016.

The Company’s compensation program consists generally of salary, annual cash bonus and incentives, equity-based long-term compensation and benefits. The Compensation Committee is responsible for the review and approval of the Company’s compensation plans, compensation for senior management, salary and bonus ranges for other associates and all employment, severance and change in control agreements. The Compensation Committee also reviews and approves compensation for the directors of the Company and its banking subsidiary. The Compensation Committee recommends that its determinations be ratified by the independent members of the Company’s Board of Directors. The Compensation Committee has not delegated any of its authority to other persons.

In making its determinations with respect to compensation, the Compensation Committee has relied on recommendations from the Company’s President and Chief Executive Officer with respect to the salaries of the Company’s senior management and bonus levels for all associates. The Compensation Committee and the President and Chief Executive Officer work together to finalize these salary and bonus decisions. The Compensation Committee determines the compensation of the President and Chief Executive Officer, and the Board of Directors approves this determination.

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During the fiscal year ended December 31, 2016, the Committee engaged Matthews Young – Management Consulting to provide compensation consulting services to the Committee. The consultant assisted the Committee in reviewing the competitive marketplace compensation levels for the Company’s executive officers. The consultant worked directly for the Committee and met with Committee members without management present.

In retaining the consultant as the Committee’s advisor, the Committee reviewed the factors necessary for evaluating the consultant’s independence status. These factors were as follows:

•	The Committee reviewed the services provided to the Company and determined that consulting assistance was provided to the Committee or on behalf of the Committee with its approval and review.

•	The Committee reviewed and determined that the consultant’s total fees for services to the Company were not a material percentage of the consultant’s total consulting revenues.

•	The Committee reviewed information from the consultant stating that its consultants have no business or personal relationship with any member of the Committee, have no business or personal relationship with any member of executive management and own no common stock in the Company.

For additional information regarding the Compensation Committee, see the “Executive Compensation” section beginning on page 20 of this proxy statement.

Nominating and Governance Committee

The Nominating and Governance Committee (the “Nominating Committee”) assists the Board in the fulfillment of its oversight responsibilities with respect to the Company’s corporate governance. The Nominating Committee is responsible primarily for making recommendations to the Board of Directors regarding the membership of the Board, including recommending to the Board the slate of director nominees for election at each annual meeting of shareholders, considering, recommending and recruiting candidates to fill any vacancies or new positions on the Board, including candidates that may be recommended by shareholders, establishing criteria for selecting new directors and reviewing the backgrounds and qualifications of possible candidates for director positions. A copy of the Nominating Committee’s charter is available on the “Corporate Overview – Corporate Governance” page of the Company’s Internet web site at www.cbtrustcorp.com.

The current members of the Nominating Committee are P. Emerson Hughes, Jr. (Chair), Richard F. Bozard, Eugene S. Putnam, Jr. and Robin Traywick Williams. The Company’s Board of Directors has determined that each member of the Nominating Committee is independent, as defined by the NASDAQ Stock Market’s listing standards. The Nominating Committee met five times in 2016.

In identifying potential nominees for service as a director, the Nominating Committee takes into account such factors as it deems appropriate, including the current composition of the Board, to ensure diversity among its members. Diversity includes the range of talents, experiences and skills that would best complement those that are already represented on the Board, the balance of management and independent directors and the need for specialized expertise. Diversity also includes education, race, gender and the geographic areas where the individual has resided, worked or served. The Nominating Committee considers candidates for Board membership suggested by Board members and by management, and it will also consider candidates suggested informally by a shareholder of the Company.

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William E. Hardy, who is being presented for election as a director for the first time at the Annual Meeting, was presented to the Nominating Committee by management.

The Nominating Committee considers, at a minimum, the following factors in recommending to the Board of Directors potential new directors, or the continued service of existing directors:

•	Leadership and business executive management
•	Financial and regulatory experience
•	Integrity, honesty and reputation
•	Dedication to the Company and its shareholders
•	Independence
•	Any other factors that the Nominating Committee deems relevant, including age, size of the Board of Directors and regulatory approval considerations

The Nominating Committee may weight the foregoing criteria differently in different situations, depending on the composition of the Board of Directors at the time. In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating Committee will consider and review an existing director’s Board and committee attendance and performance, independence, length of board service, and experience, skills and contributions that the existing director brings to the Board.

Shareholders entitled to vote for the election of directors may submit candidates for formal consideration by the Nominating Committee in connection with an annual meeting if the Company receives timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the 2018 annual meeting, the notice must be received within the time frame set forth in the “Shareholder Proposals” section on page 42 of this proxy statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Section 3.4 of the Company’s Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Secretary of the Company, whose address is Community Bankers Trust Corporation, 9954 Mayland Drive, Suite 2100, Richmond, Virginia 23233.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or associate of the Company or any of its subsidiaries. In addition, there are no compensation committee interlocks with other entities with respect to any such member.

Annual Meeting Attendance

Meetings of the Board of Directors and its committees are held in conjunction with the annual meeting of shareholders, and the Company expects all directors and nominees to attend each annual meeting of shareholders. All 10 directors attended the 2016 annual meeting.

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Communications with Directors

Any director may be contacted by writing to him or her in care of Community Bankers Trust Corporation, 9954 Mayland Drive, Suite 2100, Richmond, Virginia 23233. Communications to the non-management directors as a group may be sent to the same address, c/o the Secretary of the Company. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

Director Compensation

The Board of Directors approves director compensation on an annual basis following a review of the recommendation of the Compensation Committee. The independent consultant that the Compensation Committee retains reviews the Company’s director compensation and benchmarks it against the director compensation of the Company’s peer banks.

The Company currently compensates its non-employee directors as follows:

•	Quarterly board retainer of $4,000 in value of shares of the Company’s common stock
•	Additional quarterly retainer for the Chairman of the Board of $3,000 in value of shares of the Company’s common stock
•	Additional retainer for each chairman of a Board committee of $1,250 in cash per quarter
•	Board meeting fees for the Chairman of the Board of $1,250 in cash per meeting
•	Board meeting fees for other non-employee directors of $950 in cash per meeting (or $450 in cash if the meeting is held by conference call)
•	Committee meeting fees of $450 in cash per meeting

The total compensation of the Company’s non-employee directors for the year ended December 31, 2016 is shown in the following table.

Name	Fees Earned or Paid in Cash ($)(4)	Stock Awards ($)(5)	Nonqualified Deferred Compensation Earnings ($)(6)	Total ($)
Gerald F. Barber	20,450	15,991	—	36,441
Richard F. Bozard	23,200	15,991	—	39,191
Glenn J. Dozier (1)	21,025	15,991	—	37,016
William E. Hardy (2)	—	—	—	—
P. Emerson Hughes, Jr.	22,250	15,991	4,639	42,880
Troy A. Peery, Jr.	18,425	15,991	—	34,416
Eugene S. Putnam, Jr.	25,450	15,991	—	41,441
S. Waite Rawls III	23,825	15,991	—	39,816
Rex L. Smith, III (3)	—	—	—	—
John C. Watkins	24,800	27,985	—	52,785
Robin Traywick Williams	28,825	15,991	—	44,816

(1)	Mr. Dozier, who resigned from the Board on March 13, 2017, served as a director for all of 2016.

(2)	Mr. Hardy did not join the Board until March 17, 2017.

(3)	Mr. Smith, as an associate of the Company, does not receive any compensation for his service as a director.

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(4)	Amounts represent Board meeting fees, committee meeting fees, and retainers for committee chairmen earned during the year.

(5)	Amounts represent retainers. Shares of common stock were issued to the directors following the date of the award. The date of each stock award, the number of shares in the award and the grant date fair value of the award are shown in the following table.

Name	Date of Award	Number of Shares	Grant Date Fair Value Per Share ($)
Each of:	March 1, 2016	816	4.90
Gerald F. Barber	June 1, 2016	759	5.27
Richard F. Bozard	September 1, 2016	735	5.44
Glenn J. Dozier	December 1, 2016	634	6.30
P. Emerson Hughes, Jr.
Troy A. Peery, Jr.
Eugene S. Putnam, Jr.
S. Waite Rawls III
Robin Traywick Williams
John C. Watkins	March 1, 2016	1,428	4.90
	June 1, 2016	1,328	5.27
	September 1, 2016	1,286	5.44
	December 1, 2016	1,110	6.30

(6)	Amount relates to participation of the director that served as a director of BOE Financial Services of Virginia, Inc., which the Company acquired on May 31, 2008 (“BOE Financial”), prior to its merger with the Company, in the Directors’ Supplemental Retirement Plan and reflects changes in the value of his interest in the plan during 2016. BOE Financial established the Directors’ Supplemental Retirement Plan for its non-employee directors in 2006. The Directors’ Supplemental Retirement Plan is designed to retain the future services of directors. This plan provides for a benefit upon the later of October 1, 2010 or retirement from service on the Board at the normal retirement age of 75. Benefits under this plan are payable at retirement for a period of 10 years. The Directors’ Supplemental Retirement Plan also contains provisions for change of control, as defined in the plan, which allow the directors to retain benefits under the plan in the event of a termination of service subsequent to a change of control, other than for cause. The Company assumed this plan in connection with its merger with BOE Financial.

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PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Company’s Board of Directors currently consists of 10 directors and is divided into three classes with staggered terms. The directors in Class III serve for a term that expires at the Annual Meeting, the directors in Class I serve for a term that expires at the 2018 annual meeting of shareholders and the directors in Class II serve for a term that expires at the 2019 annual meeting of shareholders. The Company appointed William E. Hardy to the Board in March 2017 and designated him as a Class III director.

The Board, upon the recommendation of the Nominating Committee, has nominated Richard F. Bozard, William E. Hardy and S. Waite Rawls III for election to the Board at the Annual Meeting. All of the nominees presently serve as directors – the terms of Messrs. Bozard and Rawls will expire at the Annual Meeting, and Mr. Hardy, as a director appointed since the 2016 annual meeting of shareholders, is being presented to the shareholders for the first time. The Company is asking shareholders to elect the three nominees for a three-year term that expires at the 2020 annual meeting of shareholders.

The Board of Directors recommends that the shareholders vote FOR the election of Messrs. Bozard, Hardy and Rawls. If you sign and return your proxy card in the enclosed envelope or execute a proxy by telephone or through the Internet, the persons named in the enclosed proxy card will vote to elect these three nominees unless you indicate otherwise. Your proxy for the Annual Meeting cannot be voted for more than three nominees.

Each of the Company’s nominees has indicated the willingness to serve if elected. If any nominee of the Company is unable or unwilling to serve as a director at the time of the Annual Meeting, then shares represented by properly executed proxies will be voted at the discretion of the persons named in those proxies for such other person as the Board may designate. The Company does not presently expect that any of the nominees will be unavailable.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of common stock voted in the election of directors. Thus, those nominees receiving the greatest number of votes cast will be elected.

The following information sets forth the business experience for at least the past five years and other information for all nominees and all other directors whose terms will continue after the Annual Meeting. Such information includes each director’s service on the boards of TransCommunity Financial Corporation, which the Company acquired on May 31, 2008 (“TransCommunity Financial”), and BOE Financial, as the case may be. References to a director’s service on the board of BOE Financial include service on the board of its predecessor, Essex Bank (which became a wholly owned subsidiary of the BOE Financial in 2000) (the “Bank”).

Nominees for Election to a Three-Year Term (Class III Directors)

Richard F. Bozard, 70, has been a director of the Company since 2008. He had previously served as a director of TransCommunity Financial since 2006. Mr. Bozard was Vice President and Treasurer of Owens & Minor, Inc., a medical and surgical supplies distributor based in Mechanicsville, Virginia, from 1991 until his retirement in 2009. He had also been Senior Vice President and Treasurer of Owens & Minor Medical, Inc., a subsidiary of Owens & Minor, Inc., from 2004 until his retirement.

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Mr. Bozard brings broad experience in the areas of management and oversight of public companies. He also has significant experience in asset and liability management, finance, strategic planning and mergers and acquisitions, which provides both the Board and management with a substantial resource, and thus he serves as Chair of the Board’s Asset and Liability Committee.

William E. Hardy, 61, has been a director of the Company since March 2017. Mr. Hardy is a certified public accountant with 34 years of accounting and auditing experience in the central Virginia market. He is a partner and the President of Harris, Hardy & Johnstone, P.C., an accounting firm in Richmond, Virginia, that he founded in 1987. Mr. Hardy’s expertise covers numerous industries, including hotels, real estate, manufacturing, construction contractors and wholesale and retail operations. He has been in the audit and accounting field since 1983.

In addition to his accounting and auditing background, Mr. Hardy provides the Board with financial insight into many diverse industries. He also has significant community ties to the Bank’s central Virginia market areas.

S. Waite Rawls III, 68, has been a director of the Company since 2011. Mr. Rawls has been President of the American Civil War Museum Foundation in Richmond, Virginia, since 2016. He was Co-Chief Executive Officer of the American Civil War Museum in Richmond, Virginia, from 2013 to 2016. He was President of the Museum of the Confederacy in Richmond, Virginia, from 2004 to 2013.

Mr. Rawls has numerous years of leadership positions in, among others, the technology, financial management and capital market fields, all of which underscore the insight that he has as a director. Mr. Rawls also has 18 years of working experience in the banking industry, serving as Vice Chairman of Continental Bank in Chicago, Illinois for four years and as Managing Director of Chemical Bank in New York, New York for 14 years. While the banking industry has changed, Mr. Rawls remains very familiar with the issues facing banks and the regulatory environment in which they operate.

Directors Whose Terms Do Not Expire This Year (Class I and Class II Directors)

Gerald F. Barber, 65, has been a director of the Company since 2014. Mr. Barber is a finance professional with over 40 years of experience in accounting, auditing and consulting.  He has worked with organizations of all sizes from start-up businesses to multi-national corporations and has delivered services to organizations in numerous industries, including banking, financial services, consumer/industrial products, retail and technology.   He was a Transaction Services Partner with PricewaterhouseCoopers LLP (“PwC”) from 2001 to 2012 and led the U.S. Latin America Transaction Services Practice in Washington, D.C. and Miami, Florida from 2004 to 2012.  Since his retirement from PwC in 2012, Mr. Barber has continued advising both middle market and multi-national corporations.  He served as an adjunct professor at the University of Virginia’s McIntire School of Commerce during 2012 and 2013. He has been in the audit and accounting field since 1975.

Mr. Barber brings extensive experience in the areas of accounting and auditing, merger and acquisition transactions, financial services and management. He is a Certified Public Accountant.

P. Emerson Hughes, Jr., 73, has been a director of the Company since 2008. He had previously served as a director of BOE Financial since 2004. Mr. Hughes is Chairman of Holiday Barn, Ltd., a pet resorts and day care facility based in Richmond, Virginia, where he has been employed since 1972.

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Mr. Hughes brings long-term corporate management experience as a small business owner. His experience also provides the Board and management a significant resource with respect to human resources, marketing and sales management. Mr. Hughes has knowledge of commercial business needs in the Bank’s central Virginia market areas, and he has significant community ties to those areas.

Troy A. Peery, Jr., 70, has been a director of the Company since 2008 and served as Vice Chairman of the Board from 2008 to 2011. He had previously served as a director of TransCommunity Financial since 2002. Mr. Peery has been President of Peery Enterprises, a real estate development company based in Manakin-Sabot, Virginia, since 1998.

Mr. Peery brings significant operational, financial management and governance experience, including his prior service in executive management and as a director for Heilig-Meyers Company, Open Plan Systems, Inc. and S & K Famous Brands, Inc., all of which were public companies. He also has significant community ties to the Bank’s central Virginia market areas.

Eugene S. Putnam, Jr., 57, has been a director of the Company since 2005 and served as its Chairman of the Board from 2005 to 2008. Mr. Putnam was President and Chief Financial Officer for Universal Technical Institute, Inc., a post-secondary education provider based in Scottsdale, Arizona, from 2011 to November 2016. He served as Executive Vice President and Chief Financial Officer for Universal Technical Institute, Inc. from 2008 to 2011, and he served as its interim Chief Financial Officer from January 2008 to July 2008. From 2005 to May 2007, Mr. Putnam was Executive Vice President and Chief Financial Officer of Aegis Mortgage Corporation, a mortgage origination and servicing company that filed for bankruptcy protection in August 2007.

Mr. Putnam brings high level financial expertise as chief financial officer of publicly traded companies and experience in risk management and strategic planning. He also has banking expertise in corporate finance, capital planning and balance sheet management. His background helps him play critical roles on the Board’s committees.

Rex L. Smith, III, 59, has been a director of the Company since 2011. Mr. Smith has been President and Chief Executive Officer of the Company and the Bank since 2011. He served as the Bank’s Executive Vice President and Chief Banking Officer from 2010 to 2011, and he held the responsibilities of President and Chief Executive Officer of the Company and the Bank, including serving as Executive Vice President of the Company, for eight months in 2010 and 2011. From 2009 to 2010, he was the Bank’s Executive Vice President and Chief Administrative Officer. From 2007 to 2009, he was the Central Virginia President for Gateway Bank and Trust and, from 2000 to 2007, he was President and Chief Executive Officer of The Bank of Richmond.

Mr. Smith has over 35 years of experience in the banking industry and a unique perspective from the management experiences that he has had with different banks. He is also intimately aware of the particular opportunities and challenges facing the Company and the Bank, as he has been a member of executive management for eight years.

John C. Watkins, 70, has been a director of the Company since 2008 and has served as Chairman of the Board since 2011. He had previously served as a director of TransCommunity Financial and its predecessor, Bank of Powhatan, N.A., since 1998. Senator Watkins was President of Watkins Nurseries, Inc., a landscape design firm and wholesale plant material grower based in Midlothian, Virginia, from 1998 to 2008, and he currently serves as the Chairman of its board of directors. He has also been Manager and Development Director for Watkins Land, LLC, a real estate company based in Midlothian, Virginia, since 1999. He was a member of the Virginia House of Delegates from 1982 to 1998 and a member of the Senate of Virginia from 1998 to 2016.

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Senator Watkins brings long-term corporate management experience as a small business owner and entrepreneur, through his ownership and operation of successful businesses in the Company’s market areas. He also brings substantial government and public policy expertise and leadership knowledge to the Company due to his long service in the Virginia state government. He has significant community ties to the Bank’s central Virginia market areas.

Robin Traywick Williams, 66, has been a director of the Company since 2008. She had previously served as a director of TransCommunity Financial since 2002. Mrs. Williams is a writer and, from 2009 to 2011, she served as president of the Thoroughbred Retirement Foundation. From 1998 to 2003, she served as Chairman of the Virginia Racing Commission in Richmond, Virginia.

Mrs. Williams brings regulatory and governance leadership to the Board through her experience with Virginia government and regulatory agencies and community organizations. She also has significant community ties to the Bank’s central Virginia market areas.

EXECUTIVE OFFICERS

The Company’s executive officers as of March 22, 2017 and their respective ages and positions are set forth in the following table.

Name	Age	Position

Rex L. Smith, III	59	President and Chief Executive Officer Community Bankers Trust Corporation and Essex Bank

Bruce E. Thomas	53	Executive Vice President and Chief Financial Officer Community Bankers Trust Corporation and Essex Bank

Jeff R. Cantrell	54	Executive Vice President and Chief Operating Officer Essex Bank

Patricia M. Davis	51	Executive Vice President and Chief Credit Officer Essex Bank

John M. Oakey, III	49	Executive Vice President, General Counsel and Secretary Community Bankers Trust Corporation and Essex Bank

William E. Saunders, Jr.	54	Executive Vice President and Chief Risk Officer Essex Bank

The following information sets forth the business experience for at least the past five years and other information for the executive officers. Such information with respect to Mr. Smith is set forth above in the “Proposal One – Election of Directors” section.

Mr. Thomas has been Executive Vice President and Chief Financial Officer of the Company since 2010, and he was Senior Vice President and Chief Financial Officer of the Company from 2008 to 2010. From 2000 to 2008, he was Senior Vice President and Chief Financial Officer of BOE Financial. He has been employed in various positions with the Bank since 1990.

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Mr. Cantrell has been the Bank’s Executive Vice President and Chief Operating Officer since 2012, and he was the Bank’s Senior Vice President and Senior Financial Officer from 2009 to 2012. From 2008 to 2009, he was Executive Vice President, Chief Financial Officer and Chief Operating Officer for North Metro Financial LLC, the organizational entity for a bank in organization in Georgia. From 1984 to 2008, he was employed with Regions Bank, where he most recently served in the position of Senior Vice President and East Region Financial Manager.

Ms. Davis has been the Bank’s Executive Vice President and Chief Credit Officer since 2014. From 2011 to 2014, she served as the Bank’s Senior Vice President and Senior Credit Officer. From 2009 to 2011, she served as the Bank’s Loan Review Officer. Ms. Davis has over 28 years of experience in the banking industry, the last 16 of which have been in credit risk management, including executive management roles at First Charter Bank in Charlotte, North Carolina, which was acquired by Fifth Third Bank in 2008.

Mr. Oakey has been General Counsel and Secretary of the Company and the Bank since 2009, with the titles of General Counsel since 2010 and Senior Legal Counsel from 2009 to 2010. He was named Executive Vice President in 2011. From 2007 to 2009, he was Director and Assistant General Counsel for Circuit City Stores, Inc. Until 2007, he was a partner at the law firm of Williams Mullen, where he began practicing in 1995.

Mr. Saunders has been the Bank’s Executive Vice President and Chief Risk Officer since 2011. From 2010 to 2011, he served as the Bank’s Executive Vice President and Chief Operating Officer. From 2008 to 2010, he served as the Bank’s Senior Vice President – Chief Risk Officer. From 2004 to 2008, he was the Bank’s Vice President – Risk Management. Mr. Saunders has 30 years of experience in the banking industry, including experience with regulatory work, audit and operations.

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Executive Compensation

Compensation Committee Report

The Compensation Committee of the Board of Directors reviews and establishes the compensation program for the Company’s senior management, including the named executive officers in the Summary Compensation Table below, and provides oversight of the Company’s compensation program. A discussion of the principles, objectives, components, analyses and determinations of the Committee with respect to executive compensation is included in the Compensation Discussion and Analysis that follows this Committee report. The Compensation Discussion and Analysis also includes discussion with respect to the Committee’s review of officer and associate compensation plans and specifically any features that may encourage associates to take unnecessary and excessive risks. The specific decisions of the Committee regarding the compensation of the named executive officers are reflected in the compensation tables and narrative that follow the Compensation Discussion and Analysis.

The Compensation Committee certifies that:

(1)      it reviewed with the senior risk officer the senior executive officer compensation plans and made all reasonable efforts to ensure that these plans do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of the Company;

(2)     it reviewed with the senior risk officer the associate compensation plans and made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

(3)     it reviewed the associate compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company and the Bank to enhance the compensation of any associate.

The Committee has reviewed the Compensation Discussion and Analysis and discussed it with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the year ended December 31, 2016 and the Company’s 2017 proxy statement.

Compensation Committee

Eugene S. Putnam, Jr., Chair

Troy A. Peery, Jr.

John C. Watkins

Date: April 12, 2017

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Compensation Discussion and Analysis

General

The Compensation Committee of the Company’s Board of Directors reviews and establishes the compensation program for the Company’s senior management, including the named executive officers in the Summary Compensation Table below, and provides oversight of the Company’s compensation program. The Committee consists entirely of non-employee, independent members of the Board and operates under a written charter approved by the Board.

The Committee specifically discharges Board oversight responsibilities with respect to

•	the compensation of the Company’s Chief Executive Officer and other executive officers and key associates;

•	the administration of incentive compensation plans, including stock plans and short- and long-term incentive compensation plans; and

•	the approval, review and oversight of certain retirement and other benefit plans of the Company.

The Company’s compensation program generally consists of salary, annual cash bonus and incentives, equity-based long-term compensation and benefits. Benefits include participation in the Company’s 401(k) plan and health insurance benefits. The Company also has a defined benefit pension plan, which has been frozen, and a supplemental retirement plan, which has been frozen to new entrants. In 2016, the Company established a non-qualified defined contribution retirement plan for and executed change in control agreements with the named executive officers. In addition, the Company offers perquisites to certain executive officers such as use of Company-owned vehicles.

The Company recognizes that competitive compensation is critical for attracting, motivating, rewarding and retaining qualified executives. One of the fundamental objectives of the Company’s compensation program is to offer competitive compensation and benefits for all associates, including executive officers, in order to compete for and retain talented personnel who will lead the Company in achieving levels of financial performance that enhance shareholder value. The Company also recognizes the importance of setting compensation levels in line with the Company’s overall performance.

The Committee has engaged Matthews Young – Management Consulting as the independent consultant to assist it in carrying out certain responsibilities with respect to executive compensation.

The following discussion explains the material elements of compensation paid to the Company’s named executive officers and provides the material factors underlying its compensation policies and practices. The information in this discussion specifically provides context for the compensation disclosures in the tables that follow it and should be read along with those disclosures.

Compensation Program

The Committee approves the compensation of all members of senior management, including the named executive officers. In making its determinations, the Committee has detailed discussions with both its compensation consultant and the Chief Executive Officer on appropriate levels of compensation, primarily in the context of relevant peer group data, for the Company and the specific positions of its senior officers. In addition, the Committee evaluates not only each component of compensation, as discussed further below, but also the overall total package of compensation for each senior officer.

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In connection with its annual approvals, the Committee reviews, with the Company’s Chief Risk Officer, all components of the Company’s compensation program. Following the review in January 2017, the Committee determined that none of these components contain any feature that would encourage the senior officers to take unnecessary and excessive risks that would threaten the value of the Company. In addition, the Committee has determined that there is no element in any senior management or other associate compensation plan that would encourage the senior officers or associates to manipulate reported earnings in order to enhance compensation.

The following information discusses the compensation decisions for the named executive officers for the 2016 year, supplemented by the same decisions for the 2017 year.

Salary

The base salary of the named executive officers is designed to be competitive with that of the Company’s peer banks, as described further below. In establishing the base salary for the named executive officers, the Committee relies on an evaluation of the officers’ level of responsibility and performance and on comparative information. In establishing the base salary, other than for the Chief Executive Officer, the Committee also receives and takes into account the individual compensation recommendations from the Chief Executive Officer. The salary of the Chief Executive Officer is also approved by the independent members of the Board of Directors, upon recommendation of the Committee.

In January 2016, the Committee reviewed and determined salaries for the 2016 year. The Committee received and reviewed recommendations from Mr. Smith for increases in salaries for the other named executive officers. The Committee considered the reasons for the proposed increases, including the value that each officer has contributed to the Company and Mr. Smith’s desire to keep salaries in line with the mid-range level of the Company’s peer group. The Committee and Mr. Smith based their analysis on peer group data that the Committee had reviewed for 2015 salaries, which had been prepared by the Committee’s compensation consultant and was derived from a peer group of publicly reporting financial institutions of similar asset size to the Company and in or close to the Company’s market area. Members of the peer group were identified in the Company’s proxy statement for the 2016 annual meeting of shareholders. The information that the Committee reviewed for the 2016 year included only salary range averages from that data and did not include the names of any banks included in the peer group. Mr. Smith also recommended that Ms. Davis receive a slightly higher increase in salary in order to be closer in line with the peer group data for her position, due to her service time as Chief Credit Officer. As a result, the Committee determined to make, at Mr. Smith’s recommendation and supported by the peer group data, the salary increases for the named executive officers as set forth below effective as of January 1, 2016.

Name	2015 Salary	2016 Salary
Bruce E. Thomas	$198,000	$204,000
Jeff R. Cantrell	$198,000	$204,000
Patricia M. Davis	$182,000	$190,000
John M. Oakey, III	$198,000	$204,000

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Also in January 2016, the Committee reviewed and determined a salary for Mr. Smith for the 2016 year. The Committee considered the financial performance of the Company during 2015 from the standpoint of both earnings and credit quality. The Committee also considered reasons for an increase, including the value that Mr. Smith’s performance and service contributed to the Company in 2015 and expectations for 2016. The Committee acknowledged its desire to continue to keep his salary in line with the Company’s peer group, consistent with the other executive officers of the Company. As a result, the Committee approved a salary increase for Mr. Smith from $390,000 to $402,000, effective January 1, 2016, and this increase was subsequently approved by the Board of Directors.

In January 2017, the Committee reviewed and determined salaries for the 2017 year. As it did the previous year, the Committee received and reviewed recommendations from Mr. Smith for increases in salaries for the other named executive officers. The Committee considered the reasons for the proposed increases, including the value that each officer has contributed to the Company and Mr. Smith’s desire to keep salaries in line with the mid-range level of the Company’s peer group, based on the peer group information discussed above. This information again included only the salary range averages and did not include the names of any banks included in the peer group. Mr. Smith also again recommended that Ms. Davis receive a slightly higher increase in salary in order to be closer in line with the peer group data for her position, due to her service time as Chief Credit Officer. As a result, the Committee determined to make, at Mr. Smith’s recommendation and supported by the peer group data, the salary increases for the named executive officers as set forth below effective as of January 1, 2017.

Name	2016 Salary	2017 Salary
Bruce E. Thomas	$204,000	$210,000
Jeff R. Cantrell	$204,000	$210,000
Patricia M. Davis	$190,000	$197,000
John M. Oakey, III	$204,000	$210,000

Also in January 2017, the Committee reviewed and determined a salary for Mr. Smith for the 2017 year. The Committee considered the financial performance of the Company during 2016 from the standpoint of earnings, credit quality and overall operational performance. The Committee also considered reasons for an increase, including the value that Mr. Smith’s performance and service contributed to the Company in 2016 and expectations for 2017. The Committee acknowledged its desire to continue to keep his salary in line with the Company’s peer group, consistent with the other executive officers of the Company. As a result, the Committee approved a salary increase for Mr. Smith from $402,000 to $410,000, effective January 1, 2017, and this increase was subsequently approved by the Board of Directors.

Annual Incentives

The Committee believes that executive compensation should be meaningfully linked to the Company’s performance. Accordingly, the Company annually adopts an objectives-based incentive plan for the Company’s named executive officers that ties incentive payments to specific operating metrics of the Company. The Committee carefully reviews operating metrics that Mr. Smith has recommended in order to select those metrics that drive growth and earnings and thus overall shareholder value.

For the 2016 year, the metrics in the incentive plan were net income, the amount of non-performing assets as a percentage of total assets at 2016 year end, non-interest-bearing deposit growth and a job-related discretionary component; the four metrics were assigned weights of 75%, 10%, 5% and 10%, respectfully. The plan included threshold, target, stretch and maximum levels of performance for each metric and a corresponding payout, weighted as a percentage of salary, to each of the named executive officers based on the achievement of a specific level, as set forth in the following table.

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Level	Operating Metric Achievement	Proportionate Percentage Payout
Threshold	Annual budgeted amount	Smith	7.5% of salary
		Other NEOs	5.0 % of salary
Target	Annual budgeted amount plus 5.0%	Smith	15.0% of salary
		Other NEOs	10.0 % of salary
Stretch	Annual budgeted amount plus 10.0%	Smith	22.5% of salary
		Other NEOs	15.0 % of salary
Maximum	Annual budgeted amount plus 15.0%	Smith	37.5% of salary
		Other NEOs	25.0 % of salary

The net income metric was the performance measure that drove the plan, and thus the proportionate percentage payouts for each of the other three metrics could not exceed the proportionate percentage payout for the net income metric. Accordingly, if the performance with respect to the net income metric met the threshold level, but not the target level, the payouts for each metric would be limited to the threshold level, notwithstanding the achievement of a higher level by one of more of the other metrics. In addition, the proportionate percentage payouts would not be prorated between metric achievement levels.

For 2016, the Company’s net income exceeded the threshold amount (but did not meet the target, stretch or maximum amounts) under the plan, which corresponded to a 75% weighted payout of 5% of salary. Each of the amount of non-performing assets as a percentage of total assets and non-interest-bearing deposit growth exceeded the target amount (but did not meet the stretch or maximum amounts), but the proportionate percentage payout for each of these two metrics was limited to the threshold amount (due to the net income metric), which corresponded to a 10% and 5%, respectively, weighted payout of 5% of salary. Mr. Smith recommended an additional one-half percent of salary for the named executive officers with respect to the job-related discretionary component under the plan. As a result, on January 19, 2017, the Committee approved incentive awards to the Company’s executive officers (other than Mr. Smith) under the 2016 annual incentive plan, in the aggregate amount of 5% of salary, as set forth in the following table.

Name	2016 Incentive Award
Bruce E. Thomas	$10,200
Jeff R. Cantrell	$10,200
Patricia M. Davis	$9,500
John M. Oakey, III	$10,200

On January 20, 2017, the Board of Directors, upon the recommendation of the Committee, approved an incentive award to Mr. Smith in the amount of $30,150 (7.5% of salary) under the 2016 annual incentive plan, due to the achievement of the performance metrics set forth in that plan, as discussed above.

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For the 2017 year, the Company has adopted an incentive plan for the named executive officers that is similar in structure to the plan for the 2016 year. The 2017 plan retains the same four metrics as the 2016 plan (net income, asset quality, deposit growth and the job-related discretionary component), with a slight adjustment in the weight of the net income and job-related components. The four metrics have been assigned weights of 80%, 10%, 5% and 5%, respectively. The range of the payout for Mr. Smith and the other named executive officers remains the same as the 2016 plan, as noted in the table above. However, the net income metric no longer drives payouts under the 2017 plan, and thus the proportionate percentage payouts for each of the four metrics will be determined by the level that the metric met. In addition, the proportionate percentage payouts will be prorated between metric achievement levels, which is a change from the 2016 plan. The Board of Directors of the Company approved this plan on January 17, 2017.

The Committee has discussed the implementation of a clawback policy that provides for the recovery of incentive-based compensation that should not have been awarded in the event of a future restatement of financial results or similar event. The Committee intends to adopt a policy that is consistent with the requirements that the Securities and Exchange Commission is currently in the process of mandating for stock exchange listing standards under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Long-Term Incentives

In 2009, the Company adopted and its shareholders approved the Community Bankers Trust Corporation 2009 Stock Incentive Plan. The purpose of the plan is to further the long-term stability and financial success of the Company by attracting and retaining associates and directors through the use of stock incentives and other rights that promote and recognize the financial success and growth of the Company. The Company believes that ownership of Company stock will stimulate the efforts of such associates and directors by further aligning their interests with the interests of the Company’s shareholders. The plan is to be used to grant restricted stock awards, stock options in the form of incentive stock options and non-statutory stock options, stock appreciation rights and other stock-based awards to associates and directors of the Company. As adopted, the plan makes available up to 2,650,000 shares of common stock for issuance to participants under the plan.

The Committee has considered specifically awards of restricted stock and stock options to the named executive officers and the benefits and disadvantages of each type of award to both the Company and the officer. The Committee believes that stock options have been the most effective type of award for the purposes of its compensation program in recent years in order to align management interests with shareholder interests by rewarding long-term stock price appreciation.

In January 2016, the Committee approved stock option awards to the named executive officers. In taking these actions, the Committee considered recommendations from both the Chief Executive Officer (except with respect to his award) and the Committee’s compensation consultant with respect to the form of the award and the amounts. In determining the specific amounts for the stock option awards, the Committee considered that such awards would motivate individual long-term performance. In addition, the exercise price for each stock option award was set at a price equal to the common stock’s closing sales price on the date of the award. The specific amounts of the awards for the named executive officers are set forth in the “Grants of Plan-Based Awards” table on page 29 below. The Committee granted stock option awards to 22 associates, including the named executive officers, in January 2016.

In January 2017, the Committee approved stock option awards to the named executive officers. In taking these actions, the Committee considered recommendations from both the Chief Executive Officer (except with respect to his award) and the Committee’s compensation consultant with respect to the form of the award and the amounts. The award granted to each of Messrs. Thomas, Cantrell and Oakey and Ms. Davis was an option to acquire 20,000 shares of common stock. In addition, the Committee reviewed a proposed award for Mr. Smith and considered a level that would be consistent with peer group data from the standpoint of a total compensation package in line with Mr. Smith’s years of service to the Company. As a result, at the recommendation of the Committee, the Board approved for Mr. Smith a stock option award to acquire 75,000 shares of common stock. In determining the specific amounts for the stock option awards, the Committee considered that such awards would motivate individual long-term performance. The Committee granted stock option awards to 33 associates, including the named executive officers, in January 2017.

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In the future, the Company expects that any stock option grants and restricted stock awards to executive officers and other key associates will be approved at regularly scheduled Committee meetings, and subsequently approved by the Board of Directors. The Company’s Chief Executive Officer will provide the Committee with a recommendation concerning the recipients (other than himself), the reason for the award and the number of shares to be awarded. The grant date will generally be the date of the meeting at which the Board approves awards presented by the Committee. The Company will not tie the timing of the issuance of stock options or restricted stock awards to the release or withholding of material non-public information.

Retirement Program

The Company believes that a meaningful retirement program, one that is designed to provide executive officers with an appropriate level of financial security and income, following retirement, relative to their pre-retirement earnings, is a valuable tool in attracting and retaining highly qualified associates.

The Company’s retirement program includes four components, including the following three components that have been in place since its acquisition of BOE Financial and TransCommunity Financial:

•	a 401(k) employee savings plan for which all full-time associates who are 21 years of age or older are eligible to participate (all of the named executive officers are participants)
•	a non-tax qualified Supplemental Executive Retirement Plan, inherited from BOE Financial, for certain executives to supplement the benefits that such executives can receive under other retirement program components and social security (of the named executive officers, only Mr. Thomas is a participant)
•	a noncontributory defined benefit pension plan, inherited from BOE Financial and frozen to new entrants, for all full-time associates who were 21 years of age or older and who had completed one year of eligibility service (of the named executive officers, only Mr. Thomas is a participant)

In establishing a full compensation program for executive officers, the Committee had come to recognize that the retirement program prior to 2016 did not adequately serve the purpose of attracting and retaining highly qualified associates. In particular, the Committee acknowledged that five of the Company’s six executive officers were only participants in one of the retirement program’s components, the 401(k) employee savings plan.

In response to the limitations of the retirement program, the Company implemented in 2016 a non-qualified defined contribution retirement plan for its named executive officers. The purpose of the plan is to enhance the retirement benefits that the Company provides to each named executive officer and to recognize each officer for overall performance through additional incentive-based compensation. As noted earlier, the Committee believes that executive compensation should be meaningfully linked to the Company’s performance. Accordingly, the plan is a performance driven plan, and the Company makes contributions to the plan on a discretionary basis based on payouts under the Company’s annual incentive plan, which in turn is based on the achievement of various performance metrics that the Company establishes through the Committee, as discussed above. The plan is unfunded and unsecured.

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Additional information with respect to the components of the Company’s retirement program, including the value of participant’s accounts, is set forth in the “Post-Employment Compensation” section on page 32 below.

Perquisites and Fringe Benefits

Perquisites and fringe benefits are designed to provide certain personal benefits and to fund certain expenditures that are common among executive officers in many companies. The Committee believes that this component of compensation is a valuable tool in attracting, motivating, rewarding and recruiting highly qualified associates. The Committee reviews the level of these benefits on an annual basis.

The Company provides each of Mr. Smith and Mr. Thomas with the use of a company automobile. The Company provides Mr. Cantrell with an automobile allowance.

Post-Termination Compensation

The Company is aware of constant opportunities for mergers and other consolidations in the banking industry, and the Board of Directors encourages management to seek out such opportunities that are in the best interest of shareholders. The Committee is also mindful of the inherent difficulty that management may have in pursuing opportunities that could result in the loss of their jobs.

In order to support management in such strategic endeavors, in October 2016, the Company provided each of the named executive officers with a change in control agreement with terms and pay-outs consistent with both the officer’s position and responsibilities and similar arrangements in place at the Company’s peer banks. Any pay-outs from such an agreement, and other compensation that the officer may receive under other Company plans, will be subject to the limitations of Internal Revenue Code Section 280G. The Company’s historical compensation arrangements have not provided for the Company to make “gross-up” payments that would cover the reimbursement of excise taxes that may arise under Section 280G, and accordingly each change in control agreement similarly does not contain such a “gross-up” provision.

Additional information with respect to the Company’s change in control agreements is set forth beginning on page 35 below.

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Summary Compensation Table

The table below sets forth, for the years ended December 31, 2016, December 31, 2015 and December 31, 2014, the compensation earned by the following named executive officers:

•	the individuals who served as the Company’s principal executive officer and the principal financial officer during 2016
•	the three other most highly compensated executive officers who were executive officers at December 31, 2016

Name and Principal Position	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (3)	Non- Equity Incentive Plan Compen- sation ($) (4)	Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings ($) (5)	All Other Compen- sation ($) (6)	Total ($)
Rex L. Smith, III	2016	402,000	—	—	100,800	30,150	—	346,946	879,896
President and Chief Executive Officer	2015	390,000	—	—	147,510	58,500	—	26,984	622,994
	2014	375,000	100,000	—	—	—	—	22,329	497,329

Bruce E. Thomas	2016	204,000	—	—	50,400	10,200	56,845	36,455	357,900
Executive Vice President and Chief Financial Officer	2015	198,000	—	—	39,336	19,800	11,127	16,339	284,602
	2014	191,000	—	—	25,945	13,500	140,726	14,968	386,139

Jeff R. Cantrell	2016	204,000	—	—	50,400	10,200	—	57,636	322,236
Executive Vice President and Chief Operating Officer, Essex Bank	2015	198,000	—	—	39,336	19,800	—	16,830	273,966
	2014	191,000	—	—	25,945	13,500	—	18,691	249,136

Patricia M. Davis (1)	2016	190,000	—	—	50,400	9,500	—	52,217	302,117
Executive Vice President and Chief Credit Officer, Essex Bank	2015	182,000	—	—	39,336	18,200	—	14,740	254,276
	2014	165,477	—	—	17,297	12,500	—	13,519	208,793

John M. Oakey, III	2016	204,000	—	—	50,400	10,200	—	50,260	314,860
Executive Vice President, General Counsel and Secretary	2015	198,000	—	—	39,336	19,800	—	9,084	266,220
	2014	191,000	—	—	25,945	13,500	—	8,178	238,623

(1)	Ms. Davis became an executive officer in July 2014.

(2)	For Mr. Smith, the amount represents a discretionary bonus in the amount of $100,000 for his performance and service to the Company in 2014.

(3)	These amounts reflect the aggregate grant date fair values of each award as computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the “Black Scholes Option Pricing” method. Additional information, including a discussion of the assumptions used for the estimates, is in Note 14 of the notes to the consolidated financial statements in the Company’s 2016 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 16, 2017.

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(4)	These amounts reflect pay-outs under the Company’s objectives-based incentive plan. Additional information on this plan is included in the “Compensation Program – Annual Incentives” section above.

(5)	The amount for 2016 represents, for Mr. Thomas, a $27,601 change in value of his accumulated benefit in the supplemental executive retirement plan and a $29,244 change in value of his accumulated benefit in the pension plan. Additional information on these plans is included in the “Post-Employment Compensation” section below.

(6)	Amounts for 2016 represent, for Mr. Smith, $16,080 in 401(k) plan matching contributions, $316,800 in Company contributions to the non-qualified defined contribution retirement plan, $3,816 in earnings in his account in the Company’s non-qualified defined contribution retirement plan, $6,960 in employer-paid healthcare and $3,290 for an automobile allowance, for Mr. Thomas, $8,160 in 401(k) plan matching contributions, $20,100 in Company contributions to the non-qualified defined contribution retirement plan, $242 in earnings in his account in the Company’s non-qualified defined contribution retirement plan, $6,960 in employer-paid healthcare, $618 for an automobile allowance, $285 for the economic value of his assigned portion of split-dollar life insurance in connection with the Bank’s supplemental executive retirement plan and $90 for wellness-related incentives, for Mr. Cantrell, $7,592 in 401(k) plan matching contributions, $40,200 in Company contributions to the non-qualified defined contribution retirement plan, $484 in earnings in his account in the Company’s non-qualified defined contribution retirement plan, $6,960 in employer-paid healthcare and $2,400 for an automobile allowance, for Ms. Davis, $7,612 in 401(k) plan matching contributions, $37,200 in Company contributions to the non-qualified defined contribution retirement plan, $445 in earnings in her account in the Company’s non-qualified defined contribution retirement plan and $6,960 in employer-paid healthcare and, for Mr. Oakey, $8,976 in 401(k) plan matching contributions, $40,200 in Company contributions to the non-qualified defined contribution retirement plan, $484 in earnings in his account in the Company’s non-qualified defined contribution retirement plan and $600 in employer-paid healthcare.

Employment Agreements

The Company does not currently have employment agreements with any of its executive officers. Information with respect to the Company’s change in control agreements is set forth in the “Post-Employment Compensation” section below.

Grants of Plan-Based Awards

The following table shows potential annual performance-based bonuses and awards of restricted stock and non-statutory stock options under the Company’s 2009 Stock Incentive Plan during the year ended December 31, 2016.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards:	All Other Option Awards:	Exercise	Grant Date Fair
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#) (2)	or Base Price of Option Awards ($/Sh)	Value of Stock and Option Awards ($)(3)
Smith	1/22/2016	—	—	—	—	40,000	5.07	100,800
	—	30,150	60,300	150,750	—	—	—	—
Thomas	1/22/2016	—	—	—	—	20,000	5.07	50,400
	—	10,200	20,400	51,000	—	—	—	—
Cantrell	1/22/2016	—	—	—	—	20,000	5.07	50,400
	—	10,200	20,400	51,000	—	—	—	—
Davis	1/22/2016	—	—	—	—	20,000	5.07	50,400
	—	9,500	19,000	47,500	—	—	—	—
Oakey	1/22/2016	—	—	—	—	20,000	5.07	50,400
	—	10,200	20,400	51,000	—	—	—	—

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(1)	For the 2016 year, the Committee adopted an objectives-based incentive plan for the named executive officers that tied incentive payments to specific operating metrics of the Company. These metrics were net income, the amount of non-performing assets as a percentage of total assets at 2016 year end, non-interest-bearing deposit growth and a job-related discretionary component; the four metrics were assigned weights of 75%, 10%, 5% and 10%, respectfully. The plan included threshold, target, stretch and maximum levels of performance for each metric and a corresponding payout, weighted as a percentage of salary, to each of the named executive officers based on the achievement of such levels. The range of the payout on each metric for the named executive officers other than Mr. Smith, weighted as noted above, would be generally from 5.0% (threshold) to 25.0% (maximum) of salary, and the range of the payout for Mr. Smith would be from 7.5% (threshold) to 37.5% (maximum) of salary.

(2)	All option awards presented vest in four equal annual installments beginning on the first anniversary of the grant date.

(3)	These amounts reflect the aggregate grant date fair values of each award as computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the “Black Scholes Option Pricing” method. Additional information, including a discussion of the assumptions used for the estimates, is in Note 14 of the notes to the consolidated financial statements in the Company’s 2016 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 16, 2017.

Outstanding Equity Awards

In 2009, the Company adopted the Community Bankers Trust Corporation 2009 Stock Incentive Plan. The plan is to be used to grant restricted stock awards, stock options in the form of incentive stock options and non-statutory stock options, stock appreciation rights and other stock-based awards to associates and directors of the Company. As adopted, the plan makes available up to 2,650,000 shares for issuance to participants under the plan.

The following table shows outstanding stock awards and option awards held by the named executive officers as of December 31, 2016. The Company has not adopted an objectives-based equity incentive plan under which it makes option awards or stock awards.

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Smith	—	—		—	—	6,250	(5)	45,313
	20,000	—		2.78	5/20/2020	—		—
	50,000	—		1.25	10/20/2021	—		—
	18,750	56,250	(1)	4.37	1/16/2025	—		—
	—	40,000	(2)	5.07	1/22/2026	—		—
Thomas	20,000	—		2.78	5/20/2020	—		—
	11,250	3,750	(3)	2.86	1/17/2023	—		—
	7,500	7,500	(4)	3.80	1/17/2024	—		—
	5,000	15,000	(1)	4.37	1/16/2025	—		—
	—	20,000	(2)	5.07	1/22/2026	—		—

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Cantrell	9,000	—		1.25	1/19/2022	—	—
	11,000	—		1.97	7/20/2022	—	—
	11,250	3,750	(3)	2.86	1/17/2023	—	—
	7,500	7,500	(4)	3.80	1/17/2024	—	—
	5,000	15,000	(1)	4.37	1/16/2025	—	—
	—	20,000	(2)	5.07	1/22/2026	—	—
Davis	10,000	—		1.25	1/19/2022	—	—
	7,500	2,500	(3)	2.86	1/17/2023	—	—
	5,000	5,000	(4)	3.80	1/17/2024	—	—
	5,000	15,000	(1)	4.37	1/16/2025	—	—
	—	20,000	(2)	5.07	1/22/2026	—	—
Oakey	20,000	—		2.78	5/20/2020	—	—
	25,000	—		1.25	1/19/2022	—	—
	11,250	3,750	(3)	2.86	1/17/2023	—	—
	7,500	7,500	(4)	3.80	1/17/2024	—	—
	5,000	15,000	(1)	4.37	1/16/2025	—	—
	—	20,000	(2)	5.07	1/22/2026	—	—

(1)	The options vest in four equal annual installments beginning on January 16, 2016.

(2)	The options vest in four equal annual installments beginning on January 22, 2017.

(3)	The options vest in four equal annual installments beginning on January 17, 2014.

(4)	The options vest in four equal annual installments beginning on January 17, 2015.

(5)	On January 17, 2013, the Company granted to Mr. Smith a “long-term restricted stock” award consistent with the provisions of the Interim Final Rule on TARP Standards for Compensation and Corporate Governance that the United States Department of the Treasury (the “Treasury”) issued in June 2009 under the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009 (the “TARP Interim Final Rule”). The shares of restricted stock vest according to the following schedule: 25% on January 17, 2014, 25% on January 17, 2015, 25% on January 17, 2016 and 25% on January 17, 2017. Prior to April 23, 2014, the resulting shares of common stock received upon vesting were subject to the restrictions on transfer included in the TARP Interim Final Rule’s definition of “long-term restricted stock” until the Company repaid all or a portion of the Treasury’s Capital Purchase Program investment made under TARP. On April 23, 2014, the Company completed its repayment of the entire TARP investment. The closing sales price of the Company’s common stock was $7.25 on December 30, 2016.

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Option Exercises and Stock Vested

The following table shows the exercise of stock options and the vesting of restricted stock awards by the named executive officers during the year ended December 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
Smith	—	—	6,250	32,125
Thomas	18,750	74,176	—	—
Cantrell	6,000	19,738	—	—
Davis	—	—	—	—
Oakey	—	—	—	—

(1)	On January 17, 2013, the Company granted to Mr. Smith a “long-term restricted stock” award consistent with the provisions of the TARP Interim Final Rule. The shares of restricted stock vest according to the following schedule: 25% on January 17, 2014, 25% on January 17, 2015, 25% on January 17, 2016 and 25% on January 17, 2017. Prior to April 23, 2014, the resulting shares of common stock received upon vesting were subject to the restrictions on transfer included in the TARP Interim Final Rule’s definition of “long-term restricted stock” until the Company repaid all or a portion of the Treasury’s Capital Purchase Program investment made under TARP. On April 23, 2014, the Company completed its repayment of the entire TARP investment. The sales price of the Company’s common stock was $5.14 on January 17, 2016.

Post-Employment Compensation

401(k) Employee Savings Plan

The Company sponsors a 401(k) plan for all of its eligible associates. The executive officers of the Company participate in the 401(k) plan on the same basis as all other eligible associates of the Company.

Pension Plan and Supplemental Executive Retirement Plan

The Bank maintains a non-contributory defined benefit pension plan for all full-time associates who are 21 years of age or older and who have completed one year of eligibility service. The plan, which was a benefit available only to associates of the Bank prior to the merger of BOE Financial with and into the Company, was frozen to new entrants prior to the merger. Effective December 31, 2010, the Company froze the plan benefits for all participants in the pension plan.

Mr. Thomas is a participant in this plan. Benefits payable under the plan are based on years of credited service, average compensation over the highest consecutive five years, and the plan’s benefit formula (1.60% of average compensation times years of credited service up to 20 years, plus 0.75% of average compensation times years of credited service in excess of 20 years, plus 0.65% of average compensation in excess of Social Security Covered Compensation times years of credited service up to a maximum of 35 years). For 2016, the maximum allowable annual benefit payable by the plan at age 65 (the plan’s normal retirement age) was $210,000 and the maximum compensation covered by the plan was $265,000. Reduced early retirement benefits are payable on or after age 55 upon completion of 10 years of credited service. Amounts payable under the plan are not subject to reduction for Social Security benefits.

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In 2006, the Bank adopted a non-tax qualified supplemental executive retirement plan (“SERP”) for certain executives to supplement the benefits that such executives can receive under the Bank’s other retirement programs and social security. Mr. Thomas is a participant in the SERP. Retirement benefits under the SERP vary by individual and are payable at age 65 for 15 years or life, whichever is longer. In the event of termination prior to age 65, annual benefits commence immediately and are payable for 15 years only, and are equal to the full retirement benefit discounted by 5.0% annually for each year that such benefits commence prior to age 65. No benefits are payable in the event that termination is for cause.

The following table provides the present value of each named executive officer’s total accumulated benefit under the pension plan and the non-tax qualified supplemental executive retirement plan as of December 31, 2016.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Smith	—	—	—	—
Thomas	Pension Plan	20	435,415	—
	SERP	—	256,075
Cantrell	—	—	—	—
Davis	—	—	—	—
Oakey	—	—	—	—

Non-Qualified Defined Contribution Retirement Plan

In June 2016, the Company commenced a non-qualified defined contribution retirement plan for each of the named executive officers. The purpose of the plan is to enhance the retirement benefits that the Company provides to each officer and to recognize each officer for overall performance through additional incentive-based compensation. The terms of the plan are set forth in a Performance Driven Retirement Agreement (the “Retirement Agreement”), into which the Company and each officer entered effective as of June 1, 2016.

Under each Retirement Agreement, the Company will determine annual contributions to an individual deferred account for the officer on a discretionary basis. For the two sets of contributions made in 2016, the Company based the amount of the contributions on the payouts made under its annual incentive plan. The range of the initial and additional contributions to the deferred accounts for the named executive officers were as follows:

Level	Percentage Contribution
Threshold	Smith	40.0% of salary
	Thomas	5.0% of salary
	Other NEOs	10.0 % of salary
Target	Smith	50.0% of salary
	Thomas	10.0% of salary
	Other NEOs	15.0 % of salary
Maximum	Smith	60.0% of salary
	Thomas	15.0% of salary
	Other NEOs	20.0 % of salary

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The Company made an initial contribution to each account in June 2016, and these contributions were based on the payouts that the Company made under the annual incentive plan for executive officers for 2015. As the Retirement Agreements had not been in place for the 2015 year, the Company approved an initial contribution at the “threshold” achievement level for each officer.

The Company made an additional contribution to each account in December 2016, and these contributions were based on the payouts that the Company made under the annual incentive plan for executive officers for 2016. As a result, the Company approved an additional contribution at the “threshold” achievement level for each officer.

Contributions to each deferred account are unfunded and unsecured, and each account will earn interest on its balance. Initial contributions were 50% vested as of December 31, 2016 and will be 100% vested as of December 31, 2017. All subsequent contributions will be fully vested when credited.

The Retirement Agreement provides that all benefits will be forfeited by an officer in the event that the officer separates from the Company and joins a competing entity within two years from the separation date. Early termination benefits are payable commencing at age 65, and normal retirement benefits are payable at the later of age 65 and separation of service. Change in control benefits are payable upon a separation of service following a change in control, and such benefits will be reduced as necessary in order to comply with the limitations of Internal Revenue Code Section 280G. The Retirement Agreement also provides for the payment of benefits in the event of the officer’s death during employment.

The following table provides specific information for each named executive officer for the non-qualified defined contribution retirement plan as of December 31, 2016.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)(2)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year End ($) (3)
Smith	—	316,800	3,816	—	320,616
Thomas	—	20,100	242	—	20,342
Cantrell	—	40,200	484	—	40,684
Davis	—	37,200	445	—	37,645
Oakey	—	40,200	484	—	40,684

(1)	Amounts for each named executive officer consist of two contributions during 2016, one in June 2016 at the time of the plan’s implementation (Smith, $156,000; Thomas, $9,900; Cantrell, $19,800; Davis, $18,200; and Oakey, $19,800) and one as of December 31, 2016 (Smith, $160,800; Thomas, $10,200; Cantrell, $20,400; Davis, $19,000; and Oakey, $20,400).

(2)	These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

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(3)	The vested amount for each named executive officer as of December 31, 2016 is as follows: Smith, $240,708; Thomas, $15,271; Cantrell, $30,542; Davis, $28,323; and Oakey, $30,542.

Change in Control Agreements

In October 2016, the Company entered into a change in control arrangement with each of the named executive officers. The terms of each arrangement are set forth in a Change in Control Employment Agreement (the “CIC Agreement”) that is substantially identical for the five individual officers.

The CIC Agreement is for a term that expires on December 31, 2025, with automatic renewals on that date and every 10th anniversary of that date. The CIC Agreement provides for the employment of the officer following a “change in control”, as defined in the CIC Agreement, for a period of two years. During such period, the officer will receive a base salary that is equal to at least the same base salary that the officer received for the 12 months before the change in control. In addition, the officer will be entitled to participate in incentive, savings, retirement and benefit plans at the same level as other similarly situated officers, and at least at the level of the officer’s participation in such plans during the six months prior to the change in control.

The CIC Agreement provides for specified payments to the officer under certain termination scenarios during the two-year employment period. If the officer is terminated “without cause” or terminates for “good reason”, each as defined in the CIC Agreement, the officer will receive salary, bonuses, incentives and benefits that would be owed through the date of termination, a salary continuation benefit that equals a multiple times the officer’s highest salary during the 12 months prior to termination plus the officer’s highest annual bonus during the two years prior to termination, continuation of benefits for 12 months and outplacement services in the amount of up to $25,000. For Messrs. Smith, Thomas, Cantrell and Oakey, the salary continuation benefit is 3.00 times such salary and bonus minus $1.00 and, for Ms. Davis, the salary continuation benefit is 2.00 times such salary and bonus minus $1.00. (William E. Saunders, Jr., the Company’s other executive officer, also has a CIC Agreement with a salary continuation benefit that is 2.00 times salary and bonus minus $1.00.) If the officer’s termination is due to “death” or “disability”, each as defined in the CIC Agreement, the officer will receive salary, bonuses, incentives and benefits that would be owed through the date of termination, three months of base salary and continuation of benefits (for dependents only in the case of death) for 12 months.

The CIC Agreement provides that the amounts and benefits payable to the officer will be reduced as necessary, and as may be directed by the officer, in order to comply with the limitations of Internal Revenue Code Section 280G. The Company’s current compensation arrangements do not provide for the Company to make “gross-up” payments that would cover the reimbursement of excise taxes that may arise under Section 280G. The CIC Agreement similarly does not contain such a “gross-up” provision. The CIC Agreement also contains a “clawback” provision consistent with the requirements of federal law and the listing standards of the Nasdaq Stock Market.

Potential Payments Upon Termination

The table below quantifies the expected payments to the named executive officers in different, specified employment termination circumstances under the CIC Agreements. The table does not include benefits payable under the 401(k) employee savings plan, the pension plan, the supplemental executive retirement plan or the non-qualified defined contribution retirement plan. Information with respect to the post-employment benefits under those plans is presented above.

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The information below assumes that termination of employment occurred on December 31, 2016.

Name	Benefit	Termination Without Cause or for Good Reason After Change in Control ($)	Termination Due to Death or Disability After Change in Control ($)	Termination With Cause or for Other Than Good Reason After Change in Control ($)
Rex L. Smith, III	Post-termination compensation	1,205,999	100,500	—
	Health care benefits continuation	6,960	6,960	—
	Total Value	1,212,959	107,460	—
Bruce E. Thomas	Post-termination compensation	611,999	51,000	—
	Health care benefits continuation	6,960	6,690	—
	Total Value	618,959	57,690	—
Jeff R. Cantrell	Post-termination compensation	611,999	51,000	—
	Health care benefits continuation	6,960	6,690	—
	Total Value	618,959	57,690	—
Patricia M. Davis	Post-termination compensation	379,999	47,500	—
	Health care benefits continuation	6,960	6,960	—
	Total Value	386,959	54,460	—
John M. Oakey, III	Post-termination compensation	611,999	51,000	—
	Health care benefits continuation	600	600	—
	Total Value	612,599	51,600	—

The Company does not have any arrangements with any of the named executive officers that provide for payment in different employment termination circumstances that do not include a change in control event.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of the Company’s directors and executive officers are at present, as in the past, its banking customers. As such, the Company, through its banking subsidiary, has had, and expects to have in the future, banking transactions with directors, officers, principal shareholders and their associates. All loans and commitments to lend to such parties have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time with other persons not related to the Company or the Bank. These transactions do not involve more than the normal risk of collectability or present other unfavorable features. The aggregate outstanding balance of loans to such parties at December 31, 2016 was $6.5 million.

The Company has not adopted a formal policy that covers the review and approval of related person transactions by its Board of Directors that is separate from the Code of Business Conduct and Ethics, which applies to directors, officers and all associates of the Company and its subsidiaries. The Board reviews all proposed related party transactions for approval. During such a review, the Board will consider, among other things, the related person’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information. Those directors that are involved in a proposed related party transaction are excused from the Board and/or committee meeting during the discussion and vote with respect to the proposal.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about common stock that may be issued upon the exercise of options, warrants and rights under the Community Bankers Trust Corporation 2009 Stock Incentive Plan as of December 31, 2016. There are no outstanding warrants or rights under that plan, and the Company does not have any other plans that provide for the issuance of any options, warrants or rights.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans Approved by Security Holders
2009 Stock Incentive Plan	1,135,000	$3.58	1,046,261
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	1,135,000	$3.58	1,046,261

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PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

This proposal is commonly known as the “say on pay” proposal. The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in 2010, requires that each public company provide its shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, such company’s executive compensation program, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

At the Company’s 2015 annual meeting, the shareholders voted in favor of having the advisory vote on the endorsement of the Company’s executive compensation program every year. Accordingly, the Company is asking you to approve at the Annual Meeting its executive pay programs and policies through the following resolution:

“RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in the proxy statement for the 2017 Annual Meeting of Community Bankers Trust Corporation pursuant to the rules of the Securities and Exchange Commission.”

Non-binding approval of the Company’s executive compensation program would require that a majority of the shares present or represented at the Annual Meeting vote in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the Company’s executive compensation program as disclosed in this proxy statement is approved.

Because your vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors or create or imply any additional fiduciary duty by the Board of Directors. The Compensation Committee, however, may take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends that the shareholders vote FOR Proposal Two.

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PROPOSAL THREE

APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

General

BDO USA, LLP (“BDO”), an independent registered public accounting firm, served as the Company’s independent registered public accounting firm during the year ended December 31, 2016, and has been selected by the Audit Committee of the Company’s Board of Directors to serve as the Company’s independent registered public accounting firm for the current fiscal year. Representatives of BDO will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Although shareholder ratification is not required by the Company’s Bylaws or otherwise, the Board, as a matter of good corporate governance, is requesting that shareholders ratify the selection of BDO as the Company’s independent registered public accounting firm for 2017. If shareholders do not ratify the selection of BDO, the Audit Committee will reconsider its appointment.

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of BDO as the Company’s independent registered public accounting firm for 2017.

Change in Firms

On March 20, 2015, the Audit Committee appointed BDO as the Company’s independent registered public accounting firm for the year ended December 31, 2015. BDO replaced Elliott Davis Decosimo, LLC (“EDD”), which the Company dismissed on the same date.

EDD served as the Company’s independent registered public accounting firm during the year ended December 31, 2014. The reports of EDD on the consolidated financial statements of the Company for the year ended December 31, 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the year ended December 31, 2014 and during the subsequent interim period from January 1, 2015 through March 20, 2015, (i) there were no disagreements with EDD on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to EDD’s satisfaction, would have caused EDD to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K under the federal securities laws.

During the year ended December 31, 2014 and during the subsequent interim period from January 1, 2015 through March 20, 2015, neither the Company nor anyone on its behalf consulted BDO regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue. In addition, during the year ended December 31, 2014 and from January 1, 2015 through March 20, 2015, neither the Company nor anyone on its behalf consulted BDO regarding any matter that was the subject of a “disagreement” or a “reportable event”, each as defined in Regulation S-K Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

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Fees

The following table presents fees billed to the Company by BDO and EDD with respect to the years ended December 31, 2016 and December 31, 2015.

		2016	2015
Audit Fees	BDO	$187,000	$187,000
	EDD	$12,720	$12,720
Audit-Related Fees	BDO	$10,000	$10,000
	EDD	—	$250
Tax Fees	BDO	$18,250	$500
	EDD	$650	$27,460
All Other Fees	BDO	—	—
	EDD	—	—

Audit Fees are fees billed for the audit of the Company’s annual consolidated financial statements and management’s assessment of internal control over financial reporting and for reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for each year presented. The Company paid BDO an additional $5,000 for each of the two years for expenses related to the audit work. EDD’s fees for each of 2016 and 2015 reflected the issuance of the firm’s consent and review of reclassifications of prior financial information in connection with the audited financial statements for that year.

Audit-Related Fees are fees billed for services rendered in connection with the audit of the Bank’s 401(k) employee savings plan. The Company paid BDO an additional $471 and $545 for expenses billed in 2016 and 2015, respectively.

Tax Fees are fees billed for the preparation of federal tax forms, tax planning and various other tax-related items. BDO’s fees reflected work with respect to the 2016 and 2015 tax years, advice related to the creation of the Company’s non-qualified defined contribution retirement plan and work related to a non-automatic change in the accounting method related to stock-based compensation. The Company paid BDO an additional $208 for expenses incurred related to these services. EDD’s fees reflected work with respect to the 2014 tax year and included $2,000 for income tax estimates for the first two quarters of 2015 and $4,905 for work related to the change in the accounting method related to stock-based compensation.

Pre-Approval Policies and Procedures

The Audit Committee of the Board of Directors has adopted policies and procedures for the pre-approval of services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Such policies and procedures provide that the Audit Committee shall pre-approve all auditing and permitted non-audit services (including the fees and terms thereof).

For the 2016 year, the Audit Committee pre-approved the following services provided by BDO:

•	$145,000 for the audit of the Company’s 2016 consolidated financial statements and related work, $14,000 for the review of the consolidated financial statements included in each of the Company’s quarterly reports on Form 10-Q and out-of-pocket costs up to $5,000;

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•	$10,000 for the audit of the Bank’s 401(k) employee savings plan; and
•	$12,000 for the preparation of federal and state income tax returns for 2016 and estimated income taxes for the second, third and fourth quarters of 2016.

As permitted under the Sarbanes-Oxley Act of 2002 and its pre-approval policies and procedures, the Audit Committee may delegate pre-approval authority to its Chair. The Chair must then report any pre-approval decisions to the Audit Committee at the next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee acts under a written charter adopted by the Board of Directors. The Committee assists the Board of Directors in the fulfillment of its oversight responsibilities with respect to the completeness and accuracy of the Company’s financial reporting and the adequacy of its financial and operating controls. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; internal controls over financial reporting; and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2016 with each of management and the independent registered public accounting firm. The Committee has also discussed with each party the Company’s compliance with Section 404 of the Sarbanes-Oxley Act relative to testing of internal control over financial reporting. The Committee has further discussed with the independent registered public accounting firm the matters required to be discussed with it under PCAOB Auditing Standard AS 1301, Communication with Audit Committees, and Rule 2-07 of Regulation S-X promulgated by the Securities and Exchange Commission, as modified or supplemented.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, Communication with Audit Committees Regarding Independence. The Committee has also discussed with the independent registered public accounting firm its independence and has considered whether the provision of specific non-audit services by the independent registered public accounting firm is compatible with maintaining its independence.

The Audit Committee has discussed with management its assessment of the effectiveness of internal control over financial reporting and has also discussed with the independent registered public accounting firm its opinion as to the effectiveness of the Company’s internal control over financial reporting.

Based on the review and discussions described in this report, and subject to the limitations on its role and responsibilities described in this report and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

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In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports and the Company’s internal control over financial reporting, and of the independent registered public accounting firm who, in its reports, expresses opinions on the conformity of the Company’s annual consolidated financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.

Audit Committee

Gerald F. Barber, Chair

Troy A. Peery, Jr.

S. Waite Rawls III

Robin Traywick Williams

Date: March 13, 2017

SHAREHOLDER PROPOSALS

All proposals, including nominations for directors, submitted by shareholders for presentation in the proxy statement for the 2018 annual meeting of shareholders must comply with the Securities and Exchange Commission’s rules regarding shareholder proposals. In addition, the Company’s Bylaws require that for any business to be properly brought before an annual meeting by a shareholder, the Company’s Secretary must have received written notice thereof not less than 60 nor more than 90 days prior to the meeting (or not later than 10 days after a notice or public disclosure of such meeting date if such disclosure occurs less than 70 days prior to the date of the meeting). The notice must set forth

•	for nominations for directors, as to each person whom the shareholder proposes to nominate for election as a director
o	the name, age, business address and residence address of the person;
o	the principal occupation or employment of the person;
o	the class and number of shares of capital stock of the Company that are beneficially owned by the person; and
o	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the Securities and Exchange Commission; and

•	for other business, as to each matter the shareholder proposes to bring before the annual meeting
o	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and
o	any material interest of the shareholder in such business; and

•	as to the shareholder giving the notice
o	the name and record address of the shareholder; and
o	the class, series and number of shares of capital stock of the Company that are beneficially owned by the shareholder.

The proxies will have discretionary authority to vote on any matter that properly comes before the meeting if the shareholder has not provided timely written notice as required by the Bylaws.

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Any proposal of a shareholder intended to be presented at the Company’s 2018 annual meeting of shareholders and included in the proxy statement and form of proxy for that meeting must be received by the Company no later than December 18, 2017.

ANNUAL REPORTS

The Company’s 2016 Annual Report to Shareholders, which includes a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission, is being mailed to shareholders with this proxy statement. Shareholders may also request, without charge, an additional copy of the Company’s 2016 Annual Report to Shareholders, by writing to the Corporate Secretary, 9954 Mayland Drive, Suite 2100, Richmond, Virginia 23233. The 2016 Annual Report to Shareholders is not part of the proxy solicitation materials.

April 17, 2017

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

COMMUNITY BANKERS TRUST CORPORATION

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 18, 2017.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

1. Election of three directors.

	FOR all Nominees listed to the left (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all Nominees listed to the left
(01) Richard F. Bozard (02) William E. Hardy (03) S. Waite Rawls III	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

	FOR	AGAINST	ABSTAIN
2. Approval of an advisory resolution to endorse the Company's executive compensation program.	☐	☐	☐
3. Ratification of the appointment of BDO USA, LLC as the Company's independent registered public accounting firm for 2017.	☐	☐	☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2017.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held May 19, 2017

The proxy statement and our 2016 Annual Report to Shareholders are available at http://www.cbtrustcorp.com

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

COMMUNITY BANKERS TRUST CORPORATION

The undersigned appoints Rex L. Smith, III, Bruce E. Thomas and John M. Oakey, III, and each or any of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of common stock of Community Bankers Trust Corporation (the "Company") held of record by the undersigned at the close of business on March 22, 2017 at the Company's Annual Meeting of Shareholders to be held on Friday, May 19, 2017, at 10:00 a.m. local time, at the Deep Run 3 Building, 9954 Mayland Drive, Richmond, Virginia 23233 and at any adjournment or postponement thereof (the "Annual Meeting"). In the event that any other matter may properly come before the Annual Meeting, or any adjournment or postponement thereof, the proxies are each authorized to vote such matter in his discretion.

(Continued, and to be marked, dated and signed, on the other side)